UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
New Term Loan Facility
On November 18, 2009, The Bon-Ton Department Stores, Inc. and The Elder-Beerman Stores Corp. as Borrowers, and The Bon-Ton Stores, Inc. (the “Company”) and certain other subsidiaries as Obligors entered into a Second Lien Loan and Security Agreement with Sankaty Advisors, LLC; GB Merchant Partners, LLC and GA Capital, LLC as Agents that provides for $75 million of term loans expiring November 18, 2013 (the “Term Loan Facility”). The Term Loan Facility will expire on (i) March 6, 2011 if, no later than January 6, 2011, the Company has not extended or replaced its existing revolving credit agreement (a “First Lien Refinancing”) dated as of March 6, 2006, as amended (the “Revolving Credit Facility”) or (ii) November 18, 2013 if a First Lien Refinancing has occurred. The Company has secured commitments from lenders, subject to standard and customary closing requirements, for an amended and restated revolving credit facility that will replace the Revolving Credit Facility that is scheduled to mature on March 6, 2011.
The terms of the Term Loan Facility are primarily based on the terms of the Company’s Revolving Credit Facility. The Borrowers and other Obligors under the Term Loan Facility will be jointly and severally liable for all of the obligations incurred under the Term Loan Facility. The proceeds of the Term Loan Facility were used to pay part of the outstanding balance under the Revolving Credit Facility and will be used for other general corporate purposes.
Borrowings under the Term Loan Facility will be at either (A) Adjusted LIBOR (based on the highest of (i) the British Bankers Association LIBOR Rate for the two business days prior to the borrowing, (ii) the British Bankers Association LIBOR Rate based on an interest period of three months and (iii) 3.00%) plus the applicable margin or (B) a base rate (based on the highest of (i) the Federal Funds Rate plus 0.5%, (ii) the Bank of America prime rate, (iii) Adjusted LIBOR based on an interest period of one month and (iv) 3.0%) plus the applicable margin. The applicable margin is 12.75%.
The Term Loan Facility is secured by a second priority security position on substantially all of the current and future assets of the Borrowers and the other Obligors, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate and proceeds from any of the foregoing, subject to certain exceptions and liens.
The financial covenant contained in the Term Loan Facility requires that the minimum excess availability under the Revolving Credit Facility be at least $75.0 million at all times. Other covenants substantially mirror the requirements of the Revolving Credit Facility and require that the Obligors provide the lenders with certain financial statements, forecasts and other reports, borrowing base certificates and notices and comply with various federal, state and local rules and regulations. In addition, there are certain limitations, similar to those in the Revolving Credit Facility, on the Obligors’ activities, including limitations on:
*	any debt the Obligors may have in addition to the existing debt, and the terms of that debt;

*	acquisitions, joint ventures and investments;

*	mergers and consolidations;

*	dispositions of property;

*	dividends by the borrowers, guarantors or their subsidiaries;

*	transactions with affiliates;

*	changes in the business or corporate structure of the Obligors or their subsidiaries;

*	prepaying, redeeming or repurchasing certain debt;

*	changes in accounting policies or reporting practices; and

*	speculative transactions.
The Term Loan Facility may be terminated upon the occurrence of certain events of default (subject to applicable grace periods for certain defaults) including:
*	failure to pay principal, interest or fees when due;

*	material breach of the warranties or failure to perform the covenants in the Term Loan Facility;

*	default under certain other debt;

*	entry of certain monetary judgments against an Obligor that are not discharged in stated periods of time;

*	a change of control;

*	customary ERISA defaults;

*	an asserted invalidity of the loan documentation or an impairment of the collateral under the Term Loan Facility; and

*	an Obligor’s inability to pay its debts or bankruptcy of an Obligor.
The foregoing description of the Term Loan Facility is qualified in its entirety by reference to the Second Lien Loan and Security Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.
Intercreditor Agreement
On November 18, 2009, in connection with the Term Loan Facility, the respective agents under the Term Loan Facility and the Revolving Credit Facility entered into an Intercreditor Agreement (the “Intercreditor Agreement”). The Borrowers, the Company and the other Obligor subsidiaries signed the Intercreditor Agreement not as parties, but to acknowledge its terms. The Intercreditor Agreement generally provides that the liens arising under the Revolving Credit Facility are superior to the liens arising under the Term Loan Facility and includes various provisions governing the relationship and authority of the two agents, such as: (a) application of proceeds of collateral after an event of default or acceleration of indebtedness, (b) release of collateral from liens, (c) enforcement of liens and exercise of other remedies, (d) possession of collateral and disposition of insurance claims, (e) restrictions on certain modifications in the Term Loan Facility and Revolving Credit Agreement, (f) bankruptcy matters and (g) establishment of reserves under prescribed conditions. A copy of the Intercreditor Agreement is included as Exhibit 10.2 hereto and incorporated herein by reference.

Amendment No. 2 to Loan and Security Agreement
On November 18, 2009, the Company entered into Amendment No. 2 to Loan and Security Agreement which amends the Revolving Credit Facility to provide that the Company and the other Obligors may enter into the Term Loan Facility. A copy of the amendment is included as Exhibit 10.3 hereto and incorporated herein by reference.
Item 8.01. Other Events
On November 18, 2009, the Company issued a press release announcing it had entered into a $75 million Second Lien Loan and Security Agreement and secured commitments, subject to standard and customary closing requirements, for an amended and restated Revolving Credit Facility on which the Company expects to close in early December of 2009. The press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Second Lien Loan and Security Agreement, dated November 18, 2009

10.2	Intercreditor Agreement, dated November 18, 2009

10.3	Amendment No. 2 to Loan and Security Agreement, dated November 18, 2009

99.1	Press Release dated November 18, 2009
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: November 24, 2009